Exhibit 10.1
SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (“Agreement”) is made and entered by and between Eric O’Toole (“Executive”), and Edgewell Personal Care Company, and its subsidiaries and affiliates (collectively, “Edgewell” or the “Company”), and pursuant to the terms of the Edgewell Personal Care Company Executive Severance Plan (“Severance Plan”) in effect as of the Separation Date (defined below). In consideration of the following promises, the parties agree to the following:
1.Separation of Employment. Executive’s separation from Edgewell will be effective November 15, 2024 (“Separation Date”). The Executive will continue to be paid his regular salary and continue to receive benefits up to and including the Separation Date. This includes, but is not limited to: (a) Executive’s FY24 annual bonus, which will be paid in the normal course per the terms of the applicable executive bonus plan, typically in the November 30th payroll; (b) continued participation in the Company’s equity award programs per the terms of the applicable plans and grant agreements, up to and including the Separation Date; (c) Executive’s accrued dividends, also typically paid in the November 30th payroll; and (d) the Company match under the Executive SIP plan, which will be paid in the normal course per plan terms following the Separation Date.

2.Payments and Other Benefits. In further consideration for Executive’s compliance with the obligations identified in this Agreement, Edgewell agrees to the following:
a.Severance. Edgewell shall pay Executive a severance payment (“Severance Payment”) in an amount equal to the sum of (a) 1.5 times Executive’s annual base salary as of the Separation Date ($650,000.00), totaling $975,000.00, and (b) 1.5 times the Executive’s target FY24 Bonus ($487,500.00), pursuant to the terms of the Executive Bonus Plan, totaling $731,250.00. The Severance Payment shall be made to the Executive, in a lump sum, less applicable withholdings and deductions required by law, as authorized by Executive and as required by the Severance Plan. No 401(k) contributions will be deducted from the Severance Payment.

b.Benefit Pay. If Executive is a participant in the Edgewell Group Health Plan on the Separation Date, Edgewell shall pay Executive an amount of 1.5 times the full monthly premium cost (employer plus employee) for the level of coverage in effect as of the Separation Date multiplied by eighteen (18), which equals $92,934.00, less applicable withholdings and deductions required by law, as authorized by Executive and as required by the Severance Plan. No 401(k) contributions will be deducted from this payment.

c.Outplacement Services. Provide Executive with six (6) months of executive outplacement services through a designated provider arranged by Edgewell. Such outplacement assistance can be initiated by Executive any time after this Agreement becomes effective pursuant to Section 9(f), but must end within 12 months of the Separation Date.

3.Conditions of Receipt and Timing. The Payments and Other Benefits set forth in Section 2 are subject to the following additional conditions and will be provided to Executive on the following schedule:

a.Benefits Payable Following Effective Date of this Agreement. With respect to the benefits listed in Section 2(c) (Outplacement Services), Executive shall become entitled to those benefits if: (i) Executive signs this Agreement; (ii) the seven (7) day Revocation Period (defined in Section 9(f)) expires without Executive having exercised his right of revocation; and (iii) Executive is in compliance with all other

Exhibit 10.1
obligations in this Agreement at that time. Assuming these conditions are met, Executive may initiate the Outplacement Services set forth in Section 2(c) any time after the Effective Date of this Agreement.

b.Benefits Payable After the Separation Date, Upon Signing of the Supplemental Release. With respect to the payments and benefits listed in Section 2(a) (Severance Payment) and Section 2(b) (Benefit Pay), Executive shall become entitled to those benefits if Executive: (i) signs this Agreement with no Revocation (defined in Section 9(f)); (ii) works through the Separation Date; (iii) returns all Edgewell property in accordance with Section 5(c), below; (iv) signs the Supplemental Release attached to this Agreement as Exhibit A on or after the Separation Date, without revocation, as set forth therein; and (v) complies with all other obligations in this Agreement. Assuming these conditions are met, Edgewell will make the payment(s) set forth in Sections 2(a) and 2(b) on the next practicable Company payroll date following the Effective Date of the Supplemental Release, as defined therein.

4.Section 409A. All amounts payable under this Agreement are intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”) specified in Treas. Reg.
§ 1.409A-1(b)(4) (or any successor provision) or the separation pay plan exception specified in Treas. Reg. §
1.409A-1(b)(9) (or any successor provision), and shall be interpreted in a manner consistent with those exceptions. Notwithstanding the foregoing, to the extent that any amounts payable in accordance with this Agreement are subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with the applicable provisions of Section 409A to the maximum extent possible. If payment of any amount of “deferred compensation” (as defined under Section 409A ) is triggered by a separation from service that occurs while Executive is a “specified employee” (as defined under Section 409A) with respect to Edgewell, and if such amount is scheduled to be paid within six (6) months after such separation from service, the amount shall accrue without interest and shall be paid the first business day after the end of such six-month period, or, if earlier, within 15 days after the appointment of the personal representative or executor of the Executive’s estate following the Executive’s death. Each payment of compensation under the Agreement shall be treated as a separate payment of compensation for purposes of applying Section 409A. “Termination of employment,” “resignation” or words of similar import, as used in this Agreement shall mean, with respect to any payments of deferred compensation subject to Section 409A of the Code, Executive’s “separation from service” as defined in Section 409A. Executive shall not have the ability to control, directly or indirectly, the timing of any payments of deferred compensation subject to Section 409A. Any payments that are deferred compensation subject to Section 409A, and that could occur in one of two years depending on the timing of an action by Executive, such as the delivery of a release, will always occur in the later year.

5.Confidentiality; Non-Solicitation; Non-Competition; Return of Property; Non-Disparagement. Given the sensitivity of the technical and commercial information to which Executive has or had access and the extremely competitive nature of Edgewell business activities, Executive agrees that the following restrictions are reasonable, necessary, and enforceable for the protection of the goodwill and legitimate business interests of Edgewell.
a.Confidentiality. Executive acknowledges that the information, observations and data relating to the formulation, processing, manufacturing, sale and marketing of Edgewell razor, blade, shaving-related products, tampons, feminine care, and sun protection products accessible to Executive (the "Confidential Information") are confidential and the exclusive property of Edgewell and its affiliated companies. Such Confidential Information shall include, but not be limited to, Edgewell’s current and planned information systems, the names, addresses or particular desires or needs of its customers, the bounds of its markets, prices, costs and margins for its services or products, its market share, marketing strategies and promotional efforts in any market, information concerning product development, manufacturing processes, research and development projects, formulas, inventions and compilations of information, records or specifications, information concerning Edgewell’s past and

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Exhibit 10.1
present employees, including compensation, benefits, information concerning future product or market developments, financial information, information regarding suppliers and costs of raw materials and other supplies, financing programs, overhead distribution and other expenses, or conversion costs, and any other confidential or proprietary non-public information. Executive understands and agrees that such Confidential Information is important, material and confidential, and that disclosure would gravely affect the successful conduct of Edgewell businesses. Executive agrees that he will not disclose to any unauthorized persons or use for Executive’s own account or for the benefit of any third party (other than Edgewell) any Confidential Information, unless and to the extent that such Confidential Information becomes generally known to and available for use by the public other than if caused by Executive’s acts or omissions to act. The obligation to protect Edgewell Confidential Information is on-going and does not expire upon the termination of employment.

b.Non-Solicitation of Employees and Non-Competition. Executive acknowledges that he remains bound by the restrictive covenants regarding Non-Solicitation of Employees and Non-Competition that are set forth in Section 8 of the Edgewell Personal Care Company Performance Restricted Stock Equivalent Award Agreement between Executive and the Company dated November 2022 (the “November 2022 Equity Award Agreement”), and that those provisions remain in effect according to their terms.

c.Return of Property. Prior to the Separation Date, Executive shall return to Edgewell (and shall not retain any copies of) all property of Edgewell in Executive’s possession, including (without limitation) all Confidential Information (including hard copy documents and electronic or digitally stored information) correspondence, access badges, keys, credit cards, cell phones, electronic devices and computer equipment—although Edgewell will permit Executive to keep his Company laptop for personal use after the Separation Date, provided Executive complies with all of the Company’s processes and procedures to ensure that any Confidential Information and/or other Company information is removed from the laptop and is no longer accessible to Executive after the Separation Date.

d.Non-Disparagement. Executive agrees not to make any statements that disparage Edgewell or its affiliates or their respective employees, officers, directors, products or services. Notwithstanding this provision, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Paragraph 5(d), nor shall any actions expressly permitted by Paragraph 10 be subject to this Paragraph 5(d). Further, nothing in this Paragraph shall prevent Executive from making any communications, actions or disclosures that are otherwise protected by federal law, including discussing the terms and conditions of employment or otherwise exercising any rights protected by Section 7 of the National Labor Relations Act. The Company agrees to instruct the members of the Edgewell Leadership Team (ELT) not to make any statements that disparage Executive.

e.Promises Given Are Reasonable. Executive understands that any breach of the confidentiality and restrictive covenant obligations could cause irreparable harm to Edgewell. Executive agrees that Edgewell has the right to seek an injunction to prevent violation of Executive’s obligations under this Agreement, without the necessity of posting a bond, in addition to Edgewell’s right to seek remedies at law.
6.Reinstatement. Executive agrees that Edgewell has no obligation to re-hire, re-employ, re-call or contract with Executive in the future.

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Exhibit 10.1
7.Cooperation. Following the Separation Date, Executive agrees to cooperate with, and make himself reasonably available to, Edgewell and its legal counsel to assist it in any matter, including without limitation: (a) giving truthful testimony as to any non-privileged matter in any litigation, potential litigation, or similar inquiry or investigation that is related in any way to any matter about which Executive may have knowledge, information, or expertise; and (b) providing accurate information related to any other general or specific business matter about which Executive possesses knowledge, information, or expertise. Upon presentation of reasonable documentation from Executive, Edgewell agrees to reimburse Executive for his reasonable out-of-pocket expenses incurred in compliance with this paragraph, subject to the requirements of applicable law.

8.General Release. Executive agrees to release, settle, and forever discharge Edgewell, including its subsidiaries, affiliates, agents, officers, directors and employees (“Released Parties”), from all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether Executive currently knows of them or whether Executive (and his heirs, agents, executers or assigns) ever had or now has, arising at any time up to and including the Effective Date (collectively “Claims”), including, but not limited to:

a.any claims relating to Executive’s employment with, or separation of employment from, Edgewell;
b.any statutory, regulatory, common-law or other claims of any kind, including, but not limited to, claims based on breach of contract or industrial statute or industrial instrument claims (whether written or oral, express or implied), tort, public policy, defamation, retaliation, actual or constructive wrongful discharge, emotional distress or pain and suffering, and fraud or misrepresentation;
c.any claims for attorneys’ fees or costs;
d.any discrimination, retaliation or harassment claims including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans With Disabilities Act and the Americans With Disabilities Act Amendment, as well as any claim, right or cause of action under state law including, but not limited to workers compensation retaliation and state discrimination laws, including the Connecticut Fair Employment Practices Act, the Missouri Human Rights Act, the New Jersey Law Against Discrimination, the New York Labor Law, the New York State Human Rights Law, the New York City Human Rights Law, and/or any other claims protected by federal, state, or local laws;
e.any claims under any federal, state or local whistle-blower laws, including but not limited to the New Jersey Conscientious Employee Protection Act, the Delaware Whistleblowers’ Protection Act, and/or Section 740 of the New York Labor Law;
f.any claims regarding leaves of absence, including, but not limited to, claims under the Family and Medical Leave Act or any federal, state or local law or statute relating to leave;
g.any claims for unpaid or withheld wages, severance, benefits, bonuses, commissions and/or other compensation of any kind owed up to the date Executive signs this Agreement, including, but not limited to, claims under any applicable federal, state or local laws;
h.any claims for health and welfare benefits including, but not limited to, life insurance, accidental death & disability insurance, sick leave or other employer provided plans or programs for group health insurance coverage (excluding claims for COBRA continuation coverage);
i.any claims under any federal, state or local military leave laws, including the Uniformed Services Employment and Reemployment Rights Act; any Claims under the Occupational Safety and Health Act; any claims under the federal Worker Adjustment and Retraining Notification Act or state law

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Exhibit 10.1
equivalent statutes; any claims under the Fair Credit Reporting Act; any claims under the National Labor Relations Act; any Claims under the Sarbanes-Oxley Act; and
j.claims under any other relevant federal, state, or local statutes or ordinances governing or concerning employment or employee benefits that can be released by private agreement.
k.Executive agrees that, on or after the Separation Date, Executive will execute a Supplemental Release covering the period between the date Executive initially signs this Agreement through the Separation Date. Executive agrees that all of the covenants that relate to the Company’s obligations on or after the Separation Date will be contingent on his execution of the Supplemental Release, which will be in the form of Exhibit A to this Agreement.
l.Executive is not waiving any rights he may have to: (a) his own vested accrued employee benefits under Edgewell’s health, welfare, or retirement benefit plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Agreement, including but not limited to claims that occur and arise after Executive signs this Agreement and/or the Supplemental Release; (d) enforce this Agreement; and/or (e) challenge the validity of this Agreement.
9.Waiver of Claims under the Age Discrimination in Employment Act. Executive acknowledges and agrees that Executive is waiving any claims under the Age Discrimination in Employment Act (the “ADEA”), as amended by the Older Workers Benefit Protection Act, and that:
a.Executive is receiving consideration which is in addition to anything of value to which Executive otherwise would have been entitled, including but not limited to the benefits set forth in Section 2;
b.Executive fully understands the terms of this Agreement and enters into it voluntarily, without any coercion on the part of any person or entity;
c.Executive was given adequate time to consider all implications and to freely and fully consult with and seek the advice of whomever he deemed appropriate and has done so;
d.Executive was advised in writing, by way of this Agreement, to consult an attorney before signing this Agreement;
e.Executive was advised that he had twenty-one (21) calendar days to consider this Agreement before signing it and, if Executive signs this Agreement during this time period, the signing constitutes a knowing and voluntary waiver of this time period and understands that any changes to this Agreement, whether material or not, do not restart the twenty-one (21) day consideration period; and
f.Executive has seven (7) calendar days after executing this Agreement to revoke this Agreement. If the seventh day is a weekend or national holiday, Executive has until the next business day to revoke. If Executive elects to revoke this Agreement, Executive shall notify Neil B. Stekloff, Deputy General Counsel, at neil.stekloff@edgewell.com, in writing of Executive’s revocation (“Revocation”). Any determination of whether Executive’s revocation was timely shall be determined by the date of actual receipt by Neil Stekloff. If Executive does not timely revoke this Agreement, this Agreement will take effect the day after the revocation period ends (the “Effective Date”).
10.Agreement Not to File Suit. Executive, on behalf of Executive and Executive’s beneficiaries, executors, administrators, successors, assigns, agrees that he will not file or submit any charge, claim, complaint, arbitration request, or action to any agency, court, organization, or judicial forum, including but not limited to all federal, state, and local forums, against Edgewell. Executive further agrees that if any person or entity

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Exhibit 10.1
should bring such a charge, claim, complaint, or action on his behalf, he waives and forfeits any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed. This Agreement does not release Executive’s right to file a charge (or otherwise communicate) with the Equal Employment Opportunity Commission, the National Labor Relations Board, or similar state or local agencies in connection with any claim Executive believes he may have against Edgewell. In addition, nothing in this Agreement shall (i) prohibit the Executive from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) require notification or prior approval by Edgewell of any reporting described in clause (i). Executive waives the right to recover individual monetary relief or other individual remedies in any proceeding he may bring against Edgewell before the EEOC, the NLRB, the SEC, or any other agency or in any proceeding brought against Edgewell on Executive’s behalf, to the maximum extent permitted by law.

11.Representations and Warranties. Executive represents and warrants that he has received all wages for work performed as of the date he signs this Agreement, except for Executive’s FY24 annual bonus, accrued dividend payments, and Executive SIP Company match payments, which will be paid in the normal course as set forth in Section 1. Executive further represents and warrants that he is not currently aware of any facts or circumstances constituting a violation by Edgewell of the Fair Labor Standards Act or comparable state or local law. Executive also represents and agrees that to the best of Executive’s knowledge and belief, he has not suffered any on-the-job injury for which Executive has not already filed a claim.

12.General Terms.

a.Confidentiality of Agreement. Notwithstanding the public filing of this Agreement as required by law, Executive agrees not to talk about, write about, or otherwise disclose the existence of this Agreement, the terms of this Agreement, or any fact concerning its negotiation, execution, or implementation to any person, firm, or corporation, other than Executive’s spouse, financial advisor, or attorney, without Edgewell’s express prior consent or if required by law. If Executive chooses to disclose information about this Agreement to his spouse, financial advisor and/or attorney, he shall advise all such individuals that confidentiality is an essential part of this Agreement and that they are bound by this confidentiality clause. Nothing in this Paragraph shall prevent Executive from making any communications, actions or disclosures that are otherwise protected by federal law, including discussing the terms and conditions of employment or otherwise exercising any rights protected by Section 7 of the National Labor Relations Act. Also, nothing in this Paragraph shall prevent Executive from disclosing to, and discussing with, prospective employers and/or recruiters the Non-Solicitation of Employees and Non-Competition provisions contained in the November 2022 Equity Award Agreement as set forth in Paragraph 5(b).

b.Interpretation of Agreement. In the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement, and the remaining covenants, restrictions, and provisions shall remain in full force and effect. Any court of competent jurisdiction may modify the objectionable provision to make it valid, reasonable, and enforceable.

c.Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties regarding the Executive’s employment with Edgewell. The parties agree that they have not relied on any oral statements that are not included in this Agreement. This Agreement supersedes all prior agreements and understandings concerning the subject matter of this Agreement, except for the

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Exhibit 10.1
Non-Solicitation of Employees and Non-Competition provisions contained in the November 2022 Equity Award Agreement, which are expressly incorporated herein as set forth in Paragraph 5(b). Any modifications to this Agreement must be in writing, must reference this Agreement, and must be signed by the Executive and either the Chief Executive Officer or Chief Legal Officer of Edgewell.

d.Choice of Law. This Agreement will be governed by the internal law of the State of Connecticut and not the law of conflicts. Any lawsuit concerning the rights and obligations created by, or the enforceability of, this Agreement may be brought only in the United States District Court, District of Connecticut, or, in the event such court lacks jurisdiction, in the applicable Connecticut Superior Court. The parties waive the right to a jury trial in any such lawsuit.

e.Unemployment Compensation. Nothing in this Agreement is intended to affect Executive’s ability to seek Unemployment Insurance (UI) from any State. The Company will provide accurate information in response to requests from the applicable State regarding the terms of Executive’s separation from the Company, but it will not contest any application. Executive acknowledges that the decisions regarding Executive’s ultimate eligibility for UI benefits are made by the State in which he applies, and not by the Company.
f.Taxes. Payments under this Agreement will be reduced by amounts withheld by Edgewell under applicable federal, state or local income or employment tax laws. Executive agrees that (i) he shall be solely responsible for all taxes including, but not limited to, income and excise taxes, imposed on amounts paid by Edgewell under this Agreement; (ii) Executive will not seek reimbursement from Edgewell for such taxes; and (iii) Executive agrees to and does hereby indemnify and hold Edgewell harmless against all tax liability, interest, and/or penalties.

1.Signature and Execution. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT; THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT ARE THE TERMS AND PAYMENT STATED HEREIN, THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE BY ANY PERSON OR ENTITY TO CAUSE EXECUTIVE TO SIGN THIS AGREEMENT, THAT EXECUTIVE IS COMPETENT TO SIGN THIS AGREEMENT, THAT EXECUTIVE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS AGREEMENT, THAT EXECUTIVE HAS HAD AN ADEQUATE OPPORTUNITY TO DISCUSS THIS DOCUMENT WITH AN ATTORNEY AND HAS DONE SO OR HAS VOLUNTARILY ELECTED NOT TO DO SO, AND THAT EXECUTIVE IS VOLUNTARILY EXECUTING IT OF HIS OWN FREE WILL.

EXECUTIVE    EDGEWELL PERSONAL CARE COMPANY

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Exhibit 10.1

_Eric O'Toole (Jul 31, 2024 16:13 EDT)

Rod Little
By: Rod Little (Jul 31, 2024 16:15 EDT)
Eric O’Toole    Rod R. Little
Chief Executive Officer

31/07/24    31/07/24
Date:         Date:

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Exhibit 10.1
EXHIBIT A

SUPPLEMENTAL RELEASE
This supplemental release (“Supplemental Release”) is given by Eric O’Toole (the “Executive”), to Edgewell Personal Care Company, and its subsidiaries and affiliates (collectively, “Edgewell” or the “Company”), in consideration of the covenants and promises given by the Company in the Separation Agreement and General Release signed by the Executive on July 31, 2024 (the “Agreement”).
Executive and his heirs, assigns and agents agree to release, waive, and discharge the Company and Released Parties as defined in the Agreement from each and every waivable claim, action or right of any sort, known or unknown, suspected or unsuspected, arising on or before the date Executive signs this Supplemental Release:

The foregoing release includes, but is not limited to: (1) any claim of discrimination, harassment or retaliation related to race, sex, pregnancy, religion, marital status, sexual orientation, national origin, handicap or disability, age, veteran status, or citizenship status or any other category protected by law;
(2) any other claim based on a statutory prohibition or requirement; (3) any and all claims under the laws of any nation, including any and all claims under any United States of America federal, state, or local law, regulation or ordinance; (4) any claim under contract, tort, or common law, such as claims of wrongful discharge, negligent or intentional infliction of emotional distress and defamation; (5) any claim arising out of or related to an express or implied employment contract, any other contract affecting terms or conditions of employment, or a covenant of good faith and fair dealing; (6) any personal gain with respect to any claims under the qui tam provisions of the False Claims Act, to the extent permitted by law; (7) any claims for attorneys’ fees that exist or may exist as of the date of the signing of this Supplemental Release. Executive understands that he is not releasing any claims arising after the date the Executive signs this Supplemental Release, and that he is not releasing any claims that cannot lawfully be released.

Executive represents that he understands the foregoing release, that rights and claims under the Age Discrimination in Employment Act, as amended, and the Older Workers Benefit Protection Act are among the rights and claims against the Company that he is releasing. Executive understands he is not releasing any rights or claims arising after the Effective Date of this Supplemental Release (as defined below). Executive shall have seven (7) days from the date he signs this Supplemental Release to revoke his consent to the waiver of his rights under the ADEA. To do so, Executive shall notify Neil B. Stekloff, at neil.stekloff@edgewell.com, in writing, of Executive’s revocation. If Executive revokes his consent, all provisions of this Supplemental Release shall be void and unenforceable, and the Company will have no further obligations pursuant to the Agreement. If Executive does not revoke his consent, this Supplemental Release will take effect on the day after the revocation period ends (the “Effective Date”).
EXECUTIVE    EDGEWELL PERSONAL CARE COMPANY

By:
Eric O’Toole    Rod R. Little
Chief Executive Officer

Date:         Date: